Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-166511 on Form S-8 of Southern National Bancorp of Virginia, Inc. of our report dated March 15, 2011, relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Southern National Bancorp of Virginia, Inc. for the year ended December 31, 2010.

Crowe Horwath LLP

Atlanta, Georgia

March 15, 2011